As filed with the Securities and Exchange Commission on August 24, 2023

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
ESPERION THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	26-1870780
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
Esperion Therapeutics, Inc.
3891 Ranchero Drive, Suite 150
Ann Arbor, MI 48108
(Address of Principal Executive Offices)
Esperion Therapeutics, Inc. 2017 Inducement Equity Plan, as amended
(Full Title of the Plan)
Sheldon L. Koenig
President and Chief Executive Officer
Esperion Therapeutics, Inc.
3891 Ranchero Drive, Suite 150
Ann Arbor, MI 48108
(Name and Address of Agent For Service)
(734) 887-3903
(Telephone Number, Including Area Code, of Agent For Service)
Copy to:
Mitchell S. Bloom, Esq.
Nicole Daley, Esq.
Goodwin Procter LLP
100 Northern Avenue
Boston, Massachusetts 02210
(617) 570-1000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers additional shares of Common Stock under the Registrant’s 2017 Inducement Equity Plan (as amended, the “Inducement Plan”). On August 22, 2023, the board of directors of the Registrant approved a second amendment to the Inducement Plan, pursuant to which the number of shares of Common Stock reserved and available for issuance under the Inducement Plan increased by 1,500,000 shares. This Registration Statement registers these additional 1,500,000 shares of Common Stock. The additional shares are of the same class as other securities relating to the Inducement Plan for which the Registrant’s registration statements filed on Form S-8 (Registration No. 333-218084) on May 18, 2017 and on Form S-8 (Registration No. 333-236712) on February 27, 2020, is effective. The information contained in the Registrant’s registration statements on Form S-8 (Registration No. 333-218084) and Form S-8 (Registration No. 333-236712) is hereby incorporated by reference pursuant to General Instruction E, except for “Item 8. Exhibits.”

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.
See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-8, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description
4.1	Specimen common stock certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-188595) filed on June 12, 2013).
4.2
Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-188595) filed on June 12, 2013).

4.3
Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 26, 2022)

4.4
Certificate of Validation dated September 20, 2022 relating to Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant dated May 26, 2022 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on September 20, 2022)

4.5
Certificate of Amendment No. 2 to Amended and Restated Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Reports on Form 8-K filed on June 15, 2023)

4.6
Second Amended and Restated Bylaws of the Registrant dated April 29, 2021 (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q, File No. 001-35986, filed on May 4, 2021)

4.7
Form of Warrant to Purchase Preferred Stock dated September 4, 2012 (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-188595) filed on May 14, 2013).

4.8
Investor Rights Agreement by and between the Registrant and certain of its stockholders dated April 28, 2008 (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-188595) filed on May 14, 2013).

4.9
Amendment No. 1 to Investor Rights Agreement by and between the Registrant and certain of its stockholders dated April 11, 2013 (incorporated by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-188595) filed on May 14, 2013).

4.10
Registration Rights and Securityholder Agreement by and between the Registrant and Pfizer Inc. dated April 28, 2008 (incorporated by reference to Exhibit 4.6 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-188595) filed on May 14, 2013).

5.1*	Opinion of Goodwin Procter LLP
23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)
99.1
2017 Inducement Equity Plan and forms of award agreement thereunder (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 (Registration No. 333-218084), filed on May 18, 2017).

99.2	First Amendment to 2017 Inducement Equity Plan (incorporated by reference to Exhibit 10.16 to the Registrant’s Annual Report on Form 10-K, filed on February 27, 2020).
99.3*	Second Amendment to 2017 Inducement Equity Plan
107*	Filing Fee Table
* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan, on the 24th day of August, 2023.

ESPERION THERAPEUTICS, INC.

By:	/s/ Sheldon L. Koenig
Sheldon L. Koenig
President, Chief Executive Officer and Director
POWER OF ATTORNEY AND SIGNATURES
We, the undersigned officers and directors of Esperion Therapeutics, Inc., hereby severally constitute and appoint Sheldon L. Koenig and Benjamin Halladay, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated below.

Signature	Title	Date

/s/ Sheldon L. Koenig	President, Chief Executive Officer and Director (Principal Executive Officer)
Sheldon L. Koenig		August 24, 2023

/s/ Benjamin Halladay	Chief Financial Officer (Principal Financial Officer, and Principal Accounting Officer)
Benjamin Halladay		August 24, 2023

/s/ J. Martin Carroll	Director	August 24, 2023
J. Martin Carroll

/s/ Seth H.Z. Fischer	Director	August 24, 2023
Seth H.Z. Fischer

/s/ Alan Fuhrman	Director	August 24, 2023
Alan Fuhrman

/s/ Antonio M. Gotto, M.D., D.Phil	Director	August 24, 2023
Antonio M. Gotto, M.D., D.Phil

/s/ Stephen Rocamboli	Director	August 24, 2023
Stephen Rocamboli

/s/ Jay Shepard	Director	August 24, 2023
Jay Shepard

/s/ Nicole Vitullo	Director	August 24, 2023
Nicole Vitullo

/s/ Tracy M. Woody	Director	August 24, 2023
Tracy M. Woody

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